World Omni Financial Corp.

                             DEMAND PROMISSORY NOTE
                                (Line of Credit)

                                                           DATE: October 5, 1990
                                                   Location  Charlotte, NC 28217
$5,500,000.00

     FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay on DEMAND to the order of WORLD OMNI FINANCIAL CORP., a Florida corporation, together with any subsequent holder hereof (hereinafter collectively called the "Holder"), the principal sum of Five Million Five Hundred Thousand DOLLARS ($5,500,000.00) or such portion thereof which shall have been advanced to Maker, with interest as set forth below on the unpaid balance until paid, and both principal and interest shall be payable in lawful money of the United States of America at the office of the Holder located at 4601 Charlotte Park Drive Charlotte, NC 28217, or at such other place as Holder may designate in writing. It is understood and agreed that additional amounts may be advanced by Holder as provided in the Wholesale Floor Plan Security Agreement (as hereinafter defined) securing this Demand Promissory Note ("Note") and, if no promissory note reflecting such additional advance is executed by Maker, such advances will be added to the principal of this Note, will accrue interest as set forth below from the date of advance until paid and will otherwise be payable in accordance with the terms of this Note.

     All sums due under this Note, including, without limitation, all principal and interest and all amounts advanced by the Holder of this Note or any predecessor or assignor (immediate or remote) with respect hereto, shall be due and payable upon DEMAND or, in the absence of any DEMAND, upon such additional terms and conditions as are set forth in this Note and in the Wholesale Floor Plan Security Agreement dated October 5, 1990, between World Omni Financial Corp. and Maker, including any amendments thereto (the "Wholesale Floor Plan Security Agreement"), which agreement and amendments, if any, are incorporated herein by reference.

     Accrued interest shall be paid monthly on the 1st day of each month commencing on November 1, 1990. Of that portion of the principal amount of this Note advanced to enable Maker to acquire new Vehicles (as defined in the Wholesale Floor Plan Security Agreement), interest shall be a percentage of such principal amount at an annual rate equal to .75 percent (.75%) plus the interest rate announced from time to time by Southeast Bank, N.A., as the Prime Rate (the "Prime Rate") and shall be computed on the basis of the actual number of days elapsed over a period of 360 days. On that portion of the principal amount of this Note advanced to enable Maker to acquire used Vehicles, or advanced for any other purpose, other than to enable Maker to acquire new Vehicles, interest shall be a percentage of such principal amount at an annual rate equal to 1.75 percent (1.75%) plus the interest rate announced from time to time by Southeast Bank, N.A., as the Prime Rate and shall be computed on the basis of the actual number of days elapsed over a period of 360 days. Each change in the interest rate hereunder shall be effective as of that date upon which the Prime Rate is changed. Interest shall be computed on a daily basis by applying the interest rate effective on that day as a daily rate to the outstanding principal balance as of that day. The outstanding principal balance as of any day shall be the outstanding principal balance hereunder as of the beginning of that day, plus any advance made pursuant to this loan charged to Maker's account on that day (exclusive of the interest) and less any payments of principal credited to Maker's account on that day.

     The obligation of Maker to make the payments required to be made hereunder shall be absolute and unconditional and shall not be subject to diminution or delay by setoff, counterclaim, abatement or otherwise.

     Maker shall indicate in writing, at the time of each request for an advance hereunder, the amount of the requested advance that will be used to enable Maker to acquire new vehicles and the amount of the requested advance that will be used to enable Maker to acquire used vehicles, which indications shall be made in accordance with Holder's normal business practices. Holder shall provide a monthly statement to Maker indicating the amount of the advances made hereunder that have been made to enable Maker to acquire new Vehicles and indicating the amount of the advances made hereunder that have been made to enable Maker to acquire used Vehicles, which monthly statement shall be controlling in the event of any conflict with any writing provided by Maker.

     Each Event of Default as defined in the Wholesale Floor Plan Security Agreement shall be, and hereby is, incorporated herein by this reference and by virtue thereof shall be deemed an event of default hereunder (hereinafter, an "Event of Default").

     In the event of a default in payment of any installment of principal or interest hereof or upon the occurance of any other Event of Default, Holder may, without notice, declare the remainder of the principal and interest due hereunder at once due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. The unpaid principal of this Note and accrued interest, if any, shall bear interest after default at the rate of 18% per annum until paid.

     Acceptance of any payment after its due date shall not be deemed a waiver of the right to require prompt payment when due of all other sums, and acceptance of any payment after Holder has declared its entire indebtedness due and payable shall not cure any Event of Default or operate as a waiver of any right of Holder hereunder.

Maker, and any sureties, guarantors or endorsers of this Note, hereby jointly and severally waive presentment of payment, demand for payment, protest, notice of dishonor, notice of nonpayment or notice of default (or any other notice of any kind, all of which are hereby expressly waived by Maker and such sureties, guarantors and endorsers to the fullest extent permitted by law), and hereby jointly and severally waive all defenses on the grounds of extension of time for the payment hereof, renewals, waivers, modifications, or substitutions hereof, releases of Collateral, or substitution or release of any sureties, guarantors and endorsers hereof which may be given by Holder to them or either of them or to anyone who has assumed any obligation for the payment of this Note.

     All payments shall be applied first to fees and costs, including attorney's fees, if any, next to interest and then to principal, but notwithstanding any provision in this Note or in any other document executed in connection with this Note, Maker's total liability during any payment period for payment of fees, charges or other payments which may be deemed interest shall not exceed the limits imposed by the usury laws under applicable law. If, for any reason, total payments which may be deemed interest shall be greater than the limit imposed by the usury laws under applicable law for any interest payment period, then all sums in excess of those lawfully collectable as interest for that period shall be applied, without further agreement or notice, first to the reduction of principal until paid in full with the excess, if any, being repaid to the Maker. Holder agrees to accept such sums as a penalty-free prepayment of principal, unless Holder at any time elects, by notice in writing, to waive or limit the collection of any sums in excess of those lawfully collectable as interest rather than accept those sums as a prepayment or principal. If this Note is accelerated by an Event of Default, any interest on principal accelerated to maturity in excess of the limits imposed by the usury laws under applicable law shall be eliminated. This Note may be prepaid in whole or in part at any time without penalty.

     Upon the occurance of an Event of Default, Holder may employ an attorney or a law firm to enforce Holder's rights and remedies, including the right to collect the amounts due under this Note and to protect or foreclose the Collateral, and Maker's principal, surety, guarantor and endorsers of this Note hereby agree, jointly and severally, to pay to Holder reasonable attorneys' fees (provided, however, that if this Demand Promissory Note is governed by and construed and enforced under the laws of the State of Georgia, Maker shall pay Holder attorney' fees at the rate of 15% of principal and interest owing by Maker to Holder) and costs, whether or not suit be brought, including attorneys' fees and costs on appeal, plus all other reasonable expenses incurred by Holder in exercising any of the Holder's rights and remedies upon default, including, without limitation, court costs, other legal expenses and attorneys' fees incurred in connection with consultation, arbitration and litigation, and such fees, costs, and expenses shall bear interest at the rate of 18% per annum until paid and shall be secured as provided by the Wholesale Floor Plan Security Agreement.

     Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to such terms in the Wholesale Floor Plan Security Agreement.

     Holder may pledge, transfer or assign this Note and shall thereupon be relieved of all duties hereunder and with respect to the Collateral. All rights and duties of the parties hereto and any sureties, guarantors and endorsers shall inure to the benefit of and bind their heirs, distributees, legal representatives, successors and assigns.

     This Note is given for the loan of money, and is secured by a security interest in the Collateral granted pursuant to the Wholesale Floor Plan Security Agreement and incorporated herein by reference. The provisions of all other security agreements securing this Note, if any, are incorporated herein by reference.

     This Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     This Note is to be governed by and construed and enforced under the laws of the State of North Carolina without regard to its conflict of laws principles.

     Maker hereby knowingly, voluntarily and intentionally waives the right to a trial by jury to any litigation based on this Note, or arising out of, under, or in connection with any document or agreement executed in connection with the transactions contemplated hereby, or arising out of, under or in connection with any course of conduct, course of dealing statements (written or oral), or actions of Maker or any other person. This waiver of trial by jury provision is a material inducement for Holder to enter into the transactions contemplated by this Note.

     IN TESTIMONY WHEREOF, each corporate Maker caused this instrument to be executed under its hand and seal in its corporate name by its ______________ President, and caused its corporate seal to be affixed hereto, all by order of its Board of Directors, first duly given, this day and year first above written.

                                  Marcus David Corp. D/B/A Town & Country Toyota
                                  ----------------------------------------------
                                                  (Corporate Name)
(Corporate Seal)


ATTEST:                                    By /s/ Bruton Smith (SEAL)
                                              ----------------------
/s/ William R. Brooks (SEAL)             Ollen Bruton Smith, as its President
------------------------
        , as its Secretary